EXHIBIT 10.21

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (“Amendment”) is dated as of March 16, 2007 by C&F Finance Company (“Borrower”) and Wells Fargo Financial Preferred Capital, Inc. (“Lender”).

BACKGROUND

A.    Borrower and Lender are parties to a certain Loan and Security Agreement dated as of August 1, 2005 (as may hereafter be amended or modified from time to time, the “Loan Agreement”) and related agreements, instruments and documents (collectively, with the Loan Agreement, the “Existing Loan Documents”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Loan Agreement.

B.    Borrower has requested that Lender amend the Loan Agreement in certain respects, all on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

1.    Waiver of Existing Event of Default.    Upon the effectiveness of this Amendment, Lender shall be deemed to have waived the Existing Default (as defined therein) caused by Borrower’s failure to comply with Section 6.4(d) of the Loan Agreement for the calendar month ending December 31, 2006 (“Existing Default”), provided that Lender’s waiver thereof shall not be deemed to be a waiver of any subsequent violations of any of the covenants contained in the Loan Agreement or a waiver of any other Default or Event of Default which may have occurred but is not specifically referred to herein.

2.    Amendment.    The Loan Agreement is hereby amended in the following manner:

        a.    Financial Covenants.    Section 6.4(d) of the Loan Agreement is amended and restated in its entirety as follows:

        (d)  Senior Debt to Capital Base.    At all times, a ratio of Senior Debt to Capital Base of not more than 4.25 to 1.0.

3.    Legal and Filing Fees.    Borrower agrees to pay immediately upon demand therefor all legal fees and out-of-pocket expenses of Lender related to this Amendment, including the preparation, negotiation, documentation, execution, filing and delivery thereof.

4.    Effectiveness Conditions.    This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Lender and Lender’s counsel):

        a.    Execution and delivery by Borrower to Lender of this Amendment; and

        b.    Execution and/or delivery of all other agreements, instruments and documents requested by Lender to effectuate and implement the terms hereof and the Existing Loan Documents.

5.    Representations and Warranties.    Borrower represents and warrants to Lender that:

a.    All warranties and representations made to Lender under the Loan Agreement and the Existing Loan Documents are true and correct as to the date hereof.

b.    The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated: (i) are and will be within such party’s powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

c.    This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with its respective terms.

d.    Upon the effectiveness of this Amendment, no Event of Default or Default has occurred under the Loan Agreement or any of the other Existing Loan Documents.

6.    Business Operations.    Borrower hereby agrees to continue to operate its business and operations in a manner consistent with its past business practice, continue to meet the standards generally observed by prudent finance companies and conform to its policies as have been previously disclosed to Lender in writing.

7.    Representations and Release of Claims.    Borrower hereby agrees to defend Lender and its directors, officers, agents, employees and attorneys from, and hold each of them harmless against, any and all losses, liabilities (including without limitation settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interests, judgments, costs, or expenses, including without limitation fees and disbursements of attorneys, incurred by any of them arising out of or in connection with or by reason of this Amendment, the Loan Agreement, the making of the Loan or any Collateral, or any other Credit Document, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Consumer Finance Laws or Environmental Control Statute or the application of any such statute to Borrower’s properties or assets. Borrower hereby releases Lender and its respective directors, officers, agents, employees and attorneys from any and all claims for loss, damages, costs or expenses caused or alleged to be caused by any act or omission on the part of any of them, other than such loss, damage cost or expense which has been determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of Lender. All obligations provided for in this Section 7 shall survive any termination of this Amendment, the Loan Agreement or the Commitment and the repayment of the Loan.

8.    Collateral.    As security for the payment of the Borrower’s Obligations under the Loan Agreement, and satisfaction by Borrower of all covenants and undertakings contained in the Loan Agreement and the Existing Loan Documents, Borrower acknowledges Lender’s prior security interest and lien in and to all of the Collateral.

9.    Ratification of Existing Loan Documents.    Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Existing Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

10.    Acknowledgment of Indebtedness and Obligations.    Borrower hereby acknowledges and confirms that as of the date of this Amendment, Borrower is indebted to Lender, without defense, setoff or counterclaim, under the Loan Agreement in the aggregate principal amount of $79,758,103.63 as of February 1, 2007 plus continually accruing interest and all fees, costs, and expenses, including reasonable attorneys’ fees, incurred through the date hereof.

11.    Governing Law.    This Amendment, the Loan Agreement and the Existing Loan Documents shall be governed by, construed and enforced in accordance with the laws of the State of Iowa, excluding its conflict of laws rules.

12.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall also bind the parties hereto.

13.    Miscellaneous.

        a.    This Amendment shall be incorporated into and deemed a part of the Loan Agreement.

        b.    Except as expressly modified herein, all terms, covenants, and conditions of the Loan Agreement are and shall remain in full force and effect.

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Dated the date and year first written above.

BORROWER:	C&F FINANCE COMPANY

	By:	/s/ Thomas F. Cherry
	Name:	Thomas F. Cherry
	Title:	Treasurer

LENDER:	WELLS FARGO FINANCIAL PREFERRED CAPITAL, INC.

	By:	/s/ William M. Laird
	Name:	William M. Laird
	Title:	Senior Vice President

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